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                                     EXHIBIT

                                       4.5

                Non-Qualified Stock Option Agreement, as amended

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                       NON-QUALIFIED STOCK OPTION AGREEMENT

     THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the "Agreement") is made as of the 4th day of February, 1991, between M.D.C. Holdings, Inc., a Delaware corporation (the "Corporation") which, unless the context otherwise requires, shall include the Corporation and its subsidiaries), and David D. Mandarich (the "Consultant").

     In accordance with its 1983 Non-Qualified Stock Option Plan, as amended (the "Plan"), the Corporation desires to provide the Consultant, in connection with the services of the Consultant, with an opportunity to acquire shares of the Corporation's Common Stock, $.01 par value (the "Common Stock"), on favorable terms and thereby increase the Consultant's proprietary interest in the continued progress and success of the business of the Corporation.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the Corporation and the Consultant agree as follows:

     1. CONFIRMATION OF GRANT OF OPTION. Pursuant to a determination of the Board of Directors of the Corporation (the "Board") made as of February 4, 1991 (the "Date of Grant"), the Corporation, subject to the terms of the Plan and of this Agreement, confirms that the Consultant has been granted on the Date of Grant, as a matter of a separate

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inducement and agreement and in addition to, and not in lieu of, salary or other compensation for services, the right to purchase (the "Option") an aggregate of 250,000 shares of Common Stock on the terms and conditions herein set forth, subject to adjustment as provided in Section 8 of this Agreement.

     2. PURCHASE PRICE. The purchase price of the shares of Common Stock covered by this Option will be $.8125 per share (the "Option Price"), which was the fair market value of share of Common Stock on the Date of Grant. The Option Price is subject to adjustment as provided in Section 8 of this Agreement.

     3. EXERCISE OF OPTION. Except, as provided in Sections 6, 7 and 8 of this Agreement, this Option may be exercised as to 1/3 of the number of shares of Common Stock covered hereby commencing on August 5, 1991, as to an additional 1/3 of such number of shares on February 4, 1992 and as to the remaining 1/3 of the number of such shares of Common Stock on February 4, 1993; provided that this Option shall not be exercisable (i) after the expiration of the term of this Option; and (ii) unless the Consultant, at the time of exercise, shall have been employed by the Corporation for a period of a minimum of three months.
This Option may be exercised only as to whole shares.

          This Option may be exercised, as provided in this Section 3, by notice and payment to the Corporation as provided in Sections 10 and 11 of this Agreement.


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     4.   TERM OF OPTION. The term of this Option will be a period of five years from the Date of Grant, subject to earlier termination or cancellation as provided in this Agreement.


          The holder of this Option will not have any right to dividends or any other right of a stockholder with respect to the shares of Common Stock subject to this Option until such shares shall have been issued to the Consultant upon the exercise of this Option and the consummation of the purchase of such shares (as evidenced by the records of the transfer agent of the Corporation); provided that the date of issue shall not be earlier than the Closing Date (as defined in Section 10 of this Agreement).

     5. NON-TRANSFERABILITY OF OPTION. This Option may be exercised during the lifetime of the Consultant only by the Consultant. Without limiting the generality of the foregoing, this Option may not be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any manner (whether by operation of law or otherwise), and shall not be subject to execution, attachment or other process. Any assignment, transfer, pledge, hypothecation or other disposition of this Option or any attempt to make any such levy of execution, attachment or other process will cause this Option to terminate immediately, if the Board, in its sole discretion, so elects at any time thereafter. Written notice of such election by the Board will be given to the Consultant or to the person then entitled to exercise this


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Option; provided that any such termination of this Option under the provisions of this Section 5 will not prejudice any rights or remedies which the Corporation may have under this Agreement or otherwise.

     6. EXERCISE UPON CESSATION OF EMPLOYMENT. If the Consultant ceases to be an employee, officer or director of, or a consultant to the Corporation for any reason whatsoever (except as provided in Section 7 of this Agreement), this Option nonetheless may be exercised at any time prior to the termination of this Option, unless the Consultant is terminated or dismissed for cause, in which case this Option shall terminate immediately.

          The termination of this Option by reason of cessation of services to the Corporation shall be without prejudice to any right or remedy which the Corporation may have against the holder.

     7. EXERCISE UPON DEATH OR DISABILITY. If the Consultant dies, the Consultant's executor, administrator, personal representative or other person entitled by law to the Consultant's rights may exercise this Option (to the extent exercisable on the date of death) at any time within one year after death (but in no event after the Option expires).

          If the Consultant becomes disabled within the meaning of Section 105(d)(4) of the Code, and this Option has not yet expired, the Consultant may exercise this Option (in full) at any time within one year after leaving the


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employment of the Corporation (but in no event after this Option expires).

     8. ADJUSTMENTS. In the event of a stock dividend, stock split-up, share combination, exchange of shares, recapitalization, merger, consolidation, acquisition or disposition of property or shares, reorganization, liquidation or other similar changes or transactions, of or by the Corporation, the Board shall make (or shall undertake to have the Board of Directors of any corporation which merges with, or acquires the stock or assets of, the Corporation make) such adjustment of the number and class of shares then covered by this Option, or of the Option Price, or both as it, in its sole judgment, shall deem appropriate to give proper effect to such event; provided that no such adjustment shall be made so as to constitute a modification, extension or renewal of this Option within the meaning of that term as set forth in Section 425(h) of the Internal Revenue Code of 1986, as amended (the "Code"), or so as to prevent the Corporation or any other corporation or a subsidiary thereof from being a corporation issuing or assuming this Option in a transaction to which Section 425(a) of the Code applies.

     9. REGISTRATION. If the Corporation in its sole discretion so elects, it may register the Common Stock purchasable upon the exercise of this Option under the Securities Act of 1933, as amended (the "Securities Act"). In the absence of such an election, the Consultant understands


                                       -5-
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that neither this Option nor the shares of Common Stock subject thereto and issuable upon the exercise thereof will be registered under the Securities Act and, therefore, will be "restricted securities" as that term is defined in Rule 144 under the Securities Act and the certificates issued to evidence the shares purchased under this Option will bear a legend, substantially as set forth in
Section 15 of this Agreement, restricting the transfer thereof. The Consultant hereby represents that this Option is being acquired, and the shares of Common Stock which will be acquired pursuant to the exercise of this Option will be acquired by the Consultant for investment.

     10. METHOD OF EXERCISE OF OPTION. Subject to the terms and conditions of this Agreement, this Option will be exercisable by notice and payment to the Corporation in accordance with the procedure set forth in this Section 10. Each such notice shall:

          (a) state the election of the Consultant to exercise this Option and the number of whole shares of Common Stock in respect of which it is being exercised;

          (b) contain a representation and agreement as to the Consultant's investment intent with respect to such shares in a form satisfactory to the Corporation's counsel, unless a current Prospectus meeting the requirements of
Section 10(a)(3) of the Securities Act is in effect for the shares of Common Stock being purchased pursuant to the exercise of this Option; and


                                       -6-
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          (c)  be signed by the person or persons entitled to exercise this
Option, and if this Option is being exercised other than by the Consultant, be accompanied by proof, satisfactory to counsel for the Corporation, of the right of such person or persons to exercise this Option.

          Upon receipt of such notice, the Corporation will specify, by written notice to the person or persons exercising this Option, a date and time (the "Closing Date") and place for payment of the full purchase price of such shares. The Closing Date will not be more than 15 days after the date of notice of exercise is received by the Corporation unless another date is agreed upon by the Corporation and the persons exercising this Option or is required upon advice of counsel for the Corporation in order to meet the requirements of
Section 12 of this Agreement.

          Payment of the purchase price for the shares of Common Stock with respect to which this Option shall be exercised will be made by such person or persons at the place specified by the Corporation on or before the Closing Date by delivering to the Corporation a certified or bank cashier's check payable to the order of the Corporation. This Option will be deemed to have been exercised with respect to any particular shares of Common Stock if, and only if, the preceding provisions of this Section 10 and the provisions of Section 12 of this Agreement shall have been complied with, in which event this Option will be deemed to have been exercised on the Closing Date. Notwithstanding anything in


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this Agreement to the contrary, any notice of exercise given pursuant to the provisions of this Section 10 will be void and of no effect if all the preceding provisions of this Section 10 and the provisions of Section 12 of this Agreement shall not have been complied with. The certificate or certificates for the shares of Common Stock as to which this Option shall be exercised may be registered only in the name of the Consultant (or if the Consultant so requests in the notice exercising this Option, jointly in the name of the Consultant and with a member of the Consultant's family, with right of survivorship) and will be delivered on the Closing Date to the Consultant at the place specified for the closing, but only upon compliance with all of the provisions of this Agreement.

     11. NOTICES. Each notice relating to this Agreement must be in writing and delivered in person or by certified mail to the proper address. All notices to the Corporation shall be addressed to it at its office at 3600 South Yosemite Street, Suite 900, Denver, Colorado 80237, Attention: Corporate Secretary. All notices to the Consultant or other person or persons then entitled to exercise this Option shall be addressed to the Consultant or such other person or persons at the Consultant's address below specified. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.


                                       -8-
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     12.  APPROVAL OF COUNSEL.  The exercise of this Option and the issuance and delivery of shares of Common Stock pursuant to such exercise shall be subject to approval by the Corporation's counsel of all legal matters in connection therewith, including compliance with the requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations, respectively, thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed.

     13.  RESERVATION OF SHARES.   The Corporation, at all times during the term
of this Option, shall reserve and keep available such number of shares of the class of stock then subject to this Option as will be sufficient to satisfy the requirements of this Agreement.

     14.  LIMITATION OF ACTION.    The Consultant acknowledges that every right
of action accruing to the Consultant and arising out of or in connection with the Plan or this Agreement against the Corporation, irrespective of the place where an action may be brought, will cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action is alleged to have arisen.

     15. RESALE OF COMMON STOCK. In the absence of an effective Prospectus meeting the requirements of Section 10(a)(3) under the Securities Act, upon any sale or transfer of the Common Stock purchased pursuant to the exercise of this Option, the Consultant shall deliver to the Corporation


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an opinion of counsel satisfactory to the Corporation to the effect that the sale or transfer of the Common Stock does not violate any provision of the Securities Act or the Securities Exchange Act of 1934, and the certificates for the shares issued upon exercise of this Option will bear, in that event, the following legend:

          The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

     16.  BENEFITS OF AGREEMENT.   This Agreement will inure to the benefit of,
and be binding upon, each successor and assign of the Corporation. All obligations imposed upon the Consultant and all rights granted to the Corporation under this Agreement will be binding upon the Consultant's heirs, legal representatives and successors.

     17. GOVERNMENTAL AND OTHER REGULATIONS. The exercise of this Option and the Corporation's obligation to sell and deliver shares upon the exercise of rights to purchase shares is subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency which, in the opinion of counsel for the Corporation, may be required.


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     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed in its name by its President or Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries and the Consultant has hereunto set such Consultant's hand and seal, all as of the date first above written.



                                                  M.D.C. HOLDINGS, INC.



                                                  By: /s/ Spencer I. Browne
          [SEAL]                                     ----------------------
                                                     Spencer I. Browne,
                                                     President and Chief
                                                     Operating Officer

/s/ Paris G. Reece III
- ----------------------
Paris G. Reece III,
Secretary

                                                  -------------------------
                                                       (Signature)
                                                  -------------------------
                                                  -------------------------
                                                  (Address of Consultant)



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                AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT


     THIS AMENDMENT (the "Amendment") to Non-Qualified Stock Option Agreement (the "Agreement") is made as of the 17th day of June 1994 between M.D.C. Holdings, Inc., a Delaware corporation (the "Corporation") which, unless the context otherwise requires, shall include the Corporation and its subsidiaries, and David D. Mandarich ("Mandarich").

     Unless defined herein, capitalized terms used in this Amendment shall have the same meanings ascribed to those terms in the Agreement, a copy of which is attached hereto.

     The Agreement recites that Mandarich was granted 250,000 Options in accordance with the Company's 1983 Stock Option Plan (the "Plan"). Notwithstanding that recital, the Options were not granted pursuant to the Plan but rather were granted pursuant to the Agreement and the Consulting Agreement dated April 6, 1989 between the Corporation and Mandarich (the "Consulting Agreement").

     NOW THEREFORE, in consideration of the mutual covenants herein set forth and other good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, the Corporation and Mandarich agree as follows:

     1. Notwithstanding anything in the Agreement to the contrary, the Options were not granted pursuant to the Plan; rather, the Options were granted pursuant to the Agreement and the Consulting Agreement.

     2. Notwithstanding Section 1. of this Amendment, if necessary to determine the parties' rights, duties and obligations pursuant to the Agreement, the Corporation and Mandarich agree that the terms of the Plan may be referred to as if the Options had been issued in accordance with the Plan.

     3. In the event of a conflict between this Amendment and the Agreement, the terms of this Amendment shall control. Except as amended hereby, all terms, conditions and provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed in its name by its president or vice president and its corporate seal to be hereunto affixed and attested by its secretary or one of its assistant secretaries and Mandarich has hereunto set his hand, all to be effective as of the date first above written.

                                        M.D.C. Holdings, Inc.


                                        By:________________________________
                                           Spencer I. Browne
                                           President and Chief Operating Officer

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SEAL:




________________________________
Paris G. Reece III
Secretary




________________________________
David D. Mandarich